Exhibit 10.1
JOINT VENTURE AGREEMENT

This Joint Venture Agreement (hereinafter “Agreement”) is dated for reference May 16, 2016 and executed by the following parties:

Oro East Mining, Inc. a Delaware-registered public company doing business at 1178 Oakport Street, Suite 205, Oakland, California 94621 (hereinafter “OROE”); and

Hang Zhou Ci Xiao Tang Technology Co. Ltd., a Chinese limited liability company with a United States office address at 1669 Old Bayshore Highway, Burlingame, California 94010, a registered corporation from the People’s Republic of China (hereinafter “Hang Zhou Technologies”).

RECITALS

WHEREAS, OROE and Hang Zhou Technologies would like to work together to establish a business venture under the entity name Magnique, LLC, a California registered close corporation.

WHEREAS, Magnique, LLC shall be in the business of using natural minerals for magnetic therapy, a form of alternative healing or holistic health, and manufacturing home and cosmetic skincare products using magnetic therapy.

WHEREAS, OROE and Hang Zhou Technologies wish to enter a joint venture agreement pursuant to the terms set forth herein.

AGREEMENT

NOW THEREFORE, the undersigned parties integrate the foregoing recitals into the binding body of this Agreement and hereby agree to be bound for good and valuable consideration as follows:

1.	Joint Venture. OROE and Hang Zhou Technologies shall enter into a collaborative project whereas both parties shall become share in the profits of the business project “Magnique, LLC”

2.	Equitable Ownership. Hang Zhou Technologies shall take 70% equitable ownership of Magnique, LLC and OROE shall take 30% equitable ownership of Magnique, LLC

a.
Obligations of OROE. OROE shall be responsible for responsibilities of Magnique, LLC relating to corporate organization, entity formation, business permits and licenses, and general corporate compliance matters. OROE shall also be responsible for human resources, labor and employment matters, managing payroll and accounting, and providing for general office management.

b.
Obligations of Hang Zhou Technologies. Hang Zhou Technologies shall be responsible for product manufacturing or original equipment manufacturing (“OEM”), product development, product warranties, technical support, robust and ongoing research and development, customer service pre- and post- point of sale, and ensuring that all products sold by Magnique, LLC shall conform to applicable U.S. standards, codes, and regulations. Hang Zhou Technologies shall also be responsible for product sales, shipping and handling, and all issues relating to product development, manufacturing, sales, delivery, providing the requisite certifications needed by customs for import and export, and incidental services needed between products and end users.

3.
Condition Precedent. The validity and effect of this Agreement is contingent on OROE obtaining corporate approval from its own shareholders, directors, and/or officers for the joint venture agreement on or before May 16, 2016, and if such approval is not granted, then this Agreement shall be deemed automatically null and void, without penalty to either party, and all monies as tendered restored to their original parties, as-is. Upon approval received, OROE shall disclose this Agreement through an 8-K filing.

4.
Capital Contributions. Hang Zhou Technologies shall invest $1,050,000.00 USD (One Million and Fifty Thousand Dollars) in cash by wire transfer to Magnique, LLC for capitalization of the business project. OROE shall transfer 22,500,000 shares of common stock in Oro East Mining, Inc., at a fixed value of $0.02 per share to Magnique, LLC, which will be bound by all applicable rules and regulations for such a transfer pursuant to the U.S. Securities Exchange Commission and all other applicable securities laws.

5.
U.S. Intellectual Property. Hang Zhou Technologies and every individual director, officer, employee, independent contractor, or company personnel who develops any intellectual property within the scope of the United States, i.e., utility or design patents, trademarks, copyrighted text such as marketing materials or product descriptions, must be relinquished to Magnique, LLC with Magnique, LLC as the sole and exclusive title holder of all such intellectual property within the scope of business purpose and the industry that Magnique, LLC operates in. U.S. patents developed by Hang Zhou Technologies shall be assigned to Magnique, LLC, with Magnique, LLC bearing the costs associated with filing the U.S. patents. China patents developed prior to the execution date of this Agreement shall remain the property of Hang Zhou Technologies and shall not be covered by this covenant. This covenant applies specifically to U.S. intellectual property developed by or between the parties.

6.
Dividends of Magnique, LLC The parties agree that dividends (in excess of the retained earnings as decided by Magnique, LLC any fiscal year) distributed by Magnique, LLC, if any, shall be apportioned as follows: 70% of any dividends to Hang Zhou Technologies and 30% of the dividends to OROE.

7.
Appointment of Magnique, LLC Board of Directors and Officers. In drafting the Bylaws of Magnique, LLC, the undersigned agree to appointments of up to 10 directors for the Board. Hang Zhou Technologies shall have the right to appoint 7 individual Directors for Magnique, LLC, including the Chairman. OROE shall have the right to appoint 3 individual Directors for Magnique, LLC With regard to the officer positions, Hang Zhou Technologies shall have the right to appoint the Chief Executive Officer and/or the Chief Operations Officer but OROE has the right to veto.

8.
Due Diligence. Hang Zhou Technologies agrees and acknowledges that it has had adequate opportunity to perform its due diligence investigations on OROE and that by entering and executing this Agreement, it represents full satisfaction of its due diligence findings on OROE. OROE agrees and acknowledges that it has had adequate opportunity to perform its due diligence investigations on Hang Zhou Technologies and that by entering and executing this Agreement, it represents full satisfaction of its due diligence findings on Hang Zhou Technologies.

9.
Integration of Bylaws. By signing below, Hang Zhou Technologies agrees and acknowledges that it has carefully reviewed and by informed consent and voluntarily signed to acknowledge the Enterprise’s proposed Bylaws for Magnique, LLC By signing below, OROE agrees and acknowledges that it has carefully reviewed and by informed consent and voluntarily signed to acknowledge the Bylaws. All terms of the Bylaws are hereby integrated into this Agreement and incorporated by reference. The parties acknowledge that the Bylaws may from time to time be amended or revised, and that the most updated version of the Bylaws shall at all times be binding in all members of Magnique, LLC

10.
Good Faith and Best Efforts. The undersigned parties hereby agree to execute all terms of this Agreement in good faith and exercise best efforts on the Enterprise. “Good faith” shall be defined as a state of mind consisting in (1) honesty in belief or purpose, (2) faithfulness to one’s duty or obligation, (3) observance of reasonable commercial standards of fair dealing in a given trade or business, and/or (4) absence of intent to defraud or to seek unconscionable advantage. “Best efforts” shall be defined as a binding duty to use best efforts to accomplish any given goal, to make every available effort to do so, regardless of the harm to the bound party. The parties further agree that there are no conflicts between Hang Zhou Technologies’s duty to perform in good faith and duty to exercise best efforts. The parties further agree that there are no conflicts between OROE’s duty to perform in good faith and duty to exercise best efforts.

11.
Third-Party Debt Financing. Any third party joint venture financing, non-recourse or recourse, with guarantees or otherwise, or pledging of any shares of the Enterprise shall be at the mutual consent of both Hang Zhou Technologies and OROE, and irrespective of voting shares, shall be made by a determination of 50/50 equivalent power for the determination of third-party debt financing on behalf of Magnique, LLC

12.
OROE’s Breach and Hang Zhou Technologies’s Rights to Termination. OROE will be considered in breach of this Agreement if any of the following occurs: (1) failure to perform any of the material obligations hereunder, (2) voluntary dissolution of OROE (in the event of involuntary dissolution, OROE shall not be considered in breach), or (3) intentional fraud or misrepresentation committed to induce Hang Zhou Technologies to enter into this Agreement. If OROE is found in breach of this Agreement, Hang Zhou Technologies must give OROE a reasonable opportunity to cure the breach. A notice of breach must be sent to the alleged breaching party in writing and the alleged breaching party must be given a reasonable opportunity to respond to the notice and/or cure.

13.
Hang Zhou Technologies’s Breach and OROE’s Rights to Termination. Hang Zhou Technologies will be considered in breach of this Agreement if any of the following occurs: (1) failure to perform any of the material obligations hereunder, (2) OROE’s dissatisfaction with Hang Zhou Technologies’s efforts to secure tourists as set forth under the obligations of Hang Zhou Technologies, or (3) intentional fraud, theft, or misrepresentation committed to induce OROE to enter into this Agreement. If Hang Zhou Technologies is found in breach of this Agreement, OROE must give Hang Zhou Technologies a reasonable opportunity to cure the breach. A notice of breach must be sent to the alleged breaching party in writing and the alleged breaching party must be given a reasonable opportunity to respond to the notice and/or cure. Should Hang Zhou Technologies still fail to cure the breach, OROE may unilaterally terminate, null, and void the Agreement.

14.
Representations. The undersigned parties hereby mutually represent to one another that: (1) they are authorized agents of the entities they represent, that they are fully authorized and have the power to enter into this Agreement and bind the entities they represent; (2) they have duly obtained all necessary and applicable licenses and/or permits required or reasonably foreseeably required for performance of this Agreement; (3) they are the owners, licensees, and/or otherwise authorized to use any corresponding intellectual property rights that would be required or reasonably foreseeably required for performance of this Agreement; and (4) the parties hereby indemnify and hold one another harmless of any damages or potential damages that may arise from the falsity or inaccuracy of the foregoing representations.

15.
Authority; Representations and Warranties. The undersigned parties each agree and acknowledge that they have the authority and agency to enter into this Agreement. The parties agree to hold each other harmless of any damages or liabilities sustained as a result of this venture. The party at fault must indemnify the other party of such damages or liabilities as may arise. In the event that the parties file suit under this clause, the party seeking indemnification may claim attorney’s fees against the other party if the party seeking indemnification prevails on the claim.

16.
Disclosure. Neither this Agreement or any documents exchanged between the parties, nor any other document, certificate or instrument furnished to the undersigned parties in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. In addition, the parties acknowledge that all material facts have been disclosed to one another.

17.
Covenant Not to Compete in the United States. In consideration for this Agreement and inducement to the parties to enter into this business relationship, the parties agrees acknowledges, represents, and warrants that neither it nor any of its shareholders, directors, officers, agents, or associates, personally or through the parties shall directly compete against one another in the United States and any of the territories of the United States for the duration of this Agreement and, additionally, two years after the termination of this Agreement. The parties further agree that the only way to fairly compensate the injured party for any breaches of this covenant is through payment of liquidated damages. The parties agree that for each oral or written disclosure to private individuals or entities, the injured party will sustain harm equivalent to the sum of $10,000.00 per disclosure and for each publication, online or in print, the injured party will sustain harm equivalent to the sum of $100,000.00 for each publication. In the event of breach, the breaching shall be liable for these sums pursuant to this liquidated damages clause and furthermore, shall be liable for any attorney’s fees or court costs incurred by the injured party in pursuing recovery of the liquidated damages. The individual shareholders, directors, officers, agents, or associates of the parties shall be bound collectively under this Agreement and the undersigned represents and warrants that he or she is duly authorized to represent the aforementioned parties. Thus any breach of this covenant by any individual shareholders, directors, officers, agents, or associates of a party shall be imputed on the signing party herein, and the signing party shall be deemed to have authorized such breach and therefore liable.

18.
Specific Enforcement. The undersigned parties acknowledge and agree that irreparable harm and substantial detriment would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

19.
No Waiver or Cumulative Remedies. No failure or delay on the part of any undersigned party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

20.
General Indemnification. The parties hereby agrees to indemnify and hold harmless one another against loss or threatened loss or expense by reason of the liability or potential liability of the parties for or arising out of any claims for damages, including payment and compensation for reasonably-incurred attorney’s fees and other related professional fees. Each party assumes his or its own risks for entering into this Agreement. In the event of unforeseen disasters, events, or conditions that the parties were not able to contemplate at the execution of this Agreement, such as sabotage, riots, terrorism, political or governmental complications, market conditions, or natural occurrences such as hurricanes, floods, earthquakes, etc. or other Acts of God, each undersigned party bears his or its own risks and shall not make any claims for liability compensation against the other.

21.
Prohibition Against Assignment. Unless the undersigned parties mutually agree to subsequently modify this covenant in writing, Hang Zhou Technologies may not assign, transfer, convey, or dispose of his rights, title or interest in this Agreement or his Shares. This Agreement and any and all subsequent obligations arising therefrom shall be non-assignable unless the parties agree to other arrangements, which must be memorialized in writing. This covenant shall not affect adversely the terms of Covenant 10, “Right of First Refusal and Option; Beneficiary.”

22.
Authority. The undersigned parties hereby represent and warrant that he or she has been duly authorized by its corporate entity or principal to enter into this Agreement and to bind that corporate entity or principal to the terms hereof.

23.
Choice of Law and Forum. This Agreement shall be interpreted under the laws of the State of California, United States. Any litigation under this agreement shall be resolved in the trial courts of Alameda County, State of California or the Northern District of California, whichever may be applicable.

24.
Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

25.
Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

26.
Counterparts and Translations. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. The parties hereby understand and acknowledge that Hang Zhou Technologies will be obtaining a certified translation of this Agreement and relying on that translation and any legal counsel he seeks prior to executing the Agreement, but that the version of the Agreement that shall prevail is the English translation only, as signed and executed by both parties. In the event of conflicts between the executed Agreement and any translations of the Agreement, the executed Agreement in English shall be binding and trump any executed Agreements in other languages.

27.
Legal Counsel. By signing below, both parties acknowledge that they have had adequate opportunity to consult independent legal counsel to advise them on this Agreement and that either such counsel has been sought or the party hereby expressly waives such right to legal counsel.

IN WITNESS WHEREOF, the undersigned parties cause this Agreement to be duly signed and executed this Friday, May 16, 2016.

READ AND ACKNOWLEDGED; AGREED AND ACCEPTED:

X /s/ TIAN Q CHEN		X /s/ ZHONG PING LOU

Company:	Oro East Mining, Inc.	Company:	Hang Zhou CI Xiao Tang Technology
Signor’s Name:	Tian Q. Chen	Signor’s Name:	Zhong Ping Lou
Position/Title:	Chief Executive Officer	Position/Title:	Chairman